BF ENTERPRISES, INC.
BOARD OF DIRECTORS
ELECTS BRIAN P. BURNS, JR. PRESIDENT

SAN FRANCISCO, July 12, 2004--BF Enterprises, Inc. (NASDAQ NMS: BFEN) announced today that on Friday, July 9, 2004, its board of directors elected Brian P. Burns, Jr. President. Burns had been Senior Vice President with responsibilities for administration and corporate development, including property marketing and sale, corporate reporting and governance, strategic planning and other activities.

He has worked closely with the board, senior management and staff since joining the Company on a consulting basis in early 2002 and being appointed Senior Vice President in January 2003.

Mr. Burns, Jr. is a 1987 graduate of Boston College, where he earned a degree with a double major in English and economics. He received a J.D. degree from the University of San Francisco law school in 1991 and a Master’s degree in Business Administration from the University of San Francisco in 1996.

Brian P. Burns, Sr., will continue as Chairman and Chief Executive Officer of the Company.

BF Enterprises, Inc. is a San Francisco-based real estate holdings and development company.

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Contact Information:

BF Enterprises, Inc.
Douglas Post, 415-989-6580